UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2004

Commission File No. 000-30911

THE PBSJ CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	59-1494168
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2001 N.W. 107th AVENUE

MIAMI, FLORIDA 33172-2507

(Address of principal executive offices)

(305) 592-7275

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On January 21, 2004, at the Company’s annual stockholders’ meeting, the Company announced Mr. W. Scott DeLoach, as it’s new Chief Financial Officer, replacing Mr. Richard A. Wickett, who still resides as the Company’s Chairman and Treasurer. During 2003, Mr. DeLoach held the positions of Corporate Controller, National Service Director of Administration, Treasurer and Executive Vice President. Replacing Mr. DeLoach in his old position as Corporate Controller is Mrs. Kathryn J. Wilson. Mrs. Wilson served as the Company’s Assistant Controller and Associate Vice President during 2003.

In addition, Mr. H. Michael Dye, who retired but continued to serve one final year on the Company’s Board of Directors during 2003, has stepped down from the Board of Directors, effective February 1, 2004, as he enters full retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The PBSJ Corporation

Dated: February 2, 2004	By:	/s/ Richard A. Wickett

Richard A. Wickett Chairman and Treasurer